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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-29941) pertaining to the Premier Bancshares, Inc. Directors' Stock Option Plan and the Premier Bancshares, Inc. 1997 Stock Option Plan, in the Registration Statement (Form S-8 No. 333-59475) pertaining to the Premier Bancshares, Inc. 1997 Stock Option Plan and the Premier Bancshares, Inc. Directors' Deferred Stock Unit Plan (formerly the Premier Bancshares, Inc. Directors' Stock Option Plan), in the Registration Statement (Form S-3 No. 333-60245) and related Prospectus of Premier Bancshares, Inc. for the registration of 1,000,000 shares of its common stock, in the Registration Statement (Form S-8 No. 333-60249) pertaining to the Premier Bancshares, Inc. Employee Stock Purchase Plan, and in the Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 333-65025) pertaining to the Frederica Bank & Trust Directors' Stock Option Plan of our report dated February 5, 1999, with respect to the consolidated financial statements of Premier Bancshares, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                        /s/ Ernst & Young LLP

March 22, 1999
Atlanta, Georgia